Xerium Technologies Inc. June 2010 Selected Data – Earnings Call August 12, 2010 EXHIBIT 99.2

Forward Looking Statements
• This presentation contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause the actual results to differ materially from those indicated.
• Actual results may differ materially due to a number of factors, including those factors discussed in our earnings press release dated August 11, 2010, and other factors discussed in our filings with the SEC, including our report on Form 10-K for the period ending December 31, 2009 and subsequent filings.  Copies of these filings are available from the SEC and in the investor relations section of our website at
www.xerium.com.
• These slides and the associated remarks and comments made
during our second quarter 2010 financial results conference call are integrally related and are intended to be presented and
understood together.

650.0
575.0
500.0
425.0
350.0
275.0
200.0

	'05 Q2	'05 Q3	'05 Q4	'06 Q1	'06 Q2	'06 Q3	'06 Q4	'07 Q1	'07 Q2	'07 Q3	'07 Q4	'08 Q1	'08 Q2	'08 Q3	'08 Q4	'09 Q1	'09 Q2	'09 Q3	09 Q4	10 Q1	10 Q2
Series1	656.0	653.5	651.2	645.7	644.3	641.8	615.4	612.2	613.1	611.8	603.7	594.0	593.1	585.9	584.0	591.9	584.9	580.0	594.0	593.2	463.0

Total Debt at Constant FX Rates
$ Millions
Note – Total Debt converted at Q2 2005 FX rates for all periods presented    (Euro = USD $1.20,  Canadian Dollar = USD $0.82)
Q2 ’10 reflects the net reduction related to our voluntary pre-packaged chapter 11 plan of reorganization, from which we emerged on May 25, 2010

175.0
150.0
125.0
100.0
75.0
'07 Q2 | '07 Q3 | '07 Q4 | '08 Q1 | '08 Q2 | '08 Q3 | '08 Q4 | '09 Q1 | '09 Q2 | '09 Q3 | '09 Q4 | '10 Q1 | '10 Q2
Qtr Sales $ | 153.7 | 153.5 | 164.2 | 158.9 | 170.4 | 159.3 | 149.5 | 116.5 | 120.8 | 130.2 | 132.4 | 135.0 | 132.5
Year-over-Year | -25.7% | -29.1% | -18.2% | -11.4% | 15.8% | 9.5%

Total Xerium Quarterly Sales as
Reported
$ Millions
Sequentially, Q2 sales have fallen 1.6% compared to Q1 mainly due to currency pressures (primarily the
Euro), but remain nearly 10% above year ago levels. Adjusting for the impact of currency effects, Q2 2010 sales would have exceeded Q1 2010 sales by approximately 1.8%

Trailing Twelve Month (“LTM”) Adjusted EBITDA
10,000
35,000
60,000
85,000
110,000
135,000
160,000
185,000
0
10,000
20,000
30,000
40,000
50,000
60,000
Adjusted EBITDA LTM
139,887 146,108 146,021 148,787 160,733 176,456 164,487 149,046 130,526 101,470 93,007 109,411 102,222
Adjusted EBITDA by Qtr
38,228 38,429 36,520 35,610 50,174 54,152 24,551 20,169 31,654 25,096 16,088 24,476 25,230
Q2 Q3 Q4 Q1-08 Q2 Q3 Q4 Q1-09 Q2 Q3 Q4 Q1 Q2
Adjusted EBITDA for Q4 2009 has been fixed at $24,600 per the amended and restated credit facility; such number to be used in the covenant calculations for the LTM for Q3 2010.
Q1 and Q2 2010 and the LTM for Q1 and Q2 2010 have been presented as defined per the amended and restated credit facility.
Note: a reconciliation of Trailing Twelve Month Adjusted EBITDA to Net Income (Loss) is available in the investor relations section of the Company’s website at
www.xerium.com.
.
$ Thousands

XERIUM TECHNOLOGIES, INC.

2.0%
1.0%
0.0%
-1.0%
-2.0%
-3.0%
'08 Q1
08 Q2
08 Q3
08 Q4
'09 Q1
'09 Q2
'09 Q3
09 Q4
10 Q1
10 Q2

Sales Price Change as a Percent of Revenue
Note – Data compares as a % sales price achieved current year compared to prior year
The pricing environment remains stable resulting from our selling disciplines, customers’ recognition of the value of our new products, and general market recovery.

S G & A as a Percent of Revenue
15
20
25
30
35
40
SG&A %
28.4 32.2 28.2 27.8 20.9 27.0 31.3 35.4 28.9
'08 Q2 '08 Q3 '08 Q4 '09 Q1 '09 Q2 '09 Q3 09 Q4 10 Q1 10 Q2
‘09 Q2
Sales = $120.8 M
’08 Q2
Sales = $170.5 M
‘10 Q2
Sales = $132.8 M
Note - Compares SG&A costs (selling, G&A, R&D) excluding Pension Curtailment gain in Q3 ‘08 and Goodwill impairment in Q4 ‘09.
Cost controls over SG&A spending have proven effective relative to significant 2009 sales volume changes. However added costs for Financial Restructuring, included in G&A, have made maintaining SG&A % difficult. SG&A%, excluding Financial Restructuring in G&A, would be 20.7 in
Q2 ’09, 25.5% in Q3 ’09, 26.4% in Q4 ’09,  28.4% in Q1 ’10 and 28.6% in Q2 ‘10.

Percent

40
35
30
25
20
15
10

	'09 Q1	'09 Q2	'09 Q3	'09 Q4	'10 Q1	'10 Q2
Clothing %	23.7	23.9	28.4	27.0	31.5	33.3
Rolls %	11.9	13.1	13.3	14.9	22.3	23.5

New Product Sales as a Percent of  Revenue
Meaningful progress continues on Xerium’s goal to increase its technological leadership.  The goal is, by
2012, 60% of XRM’s product portfolio is to consist of new products (those developed within the prior five years) that make a measurable improvement in customer performance while simultaneously reducing our operating costs.
$29.7 M
$10.3 M
Percent

35
30
25
20
180.0
170.0
160.0
150.0
140.0
130.0
120.0
110.0
100.0

	'08 Q2	'08 Q3	'08 Q4	'09 Q1	'09 Q2	'09 Q3	'09 Q4	'10 Q1	'10 Q2
Revenue	170.4	159.3	149.5	116.5	120.8	130.3	132.4	135.0	132.8
TWC%	28.9	26.3	24.3	29.4	29.4	27.8	25.3	25.6	24.3

Total Working Capital as a Percent of Revenue
2008’s progress in reducing TWC was reset by the precipitous and sudden decline in demand during
2009. Our teams have made progress adjusting to this new reality as TWC % has improved 130 basis points this quarter as compared with Q1 2010, equaling our previous best performance in Q4 2008.
(Note:  a reconciliation of Total Working Capital to Revenue is available in the investor relations section of the Company’s website at www.xerium.com.
$
Percent

45.0
30.0
15.0
0.0

	2006	2007	2008	2009	1st Half '10
CAPEX	32.5	47.9	39.0	19.5	9.2
2010 Plan					32.0

Total Xerium Annual Capital Expenditures
$ Millions
Our controls over capital investment were effective throughout 2009 and the first half of 2010 in prioritizing only investments that were essential to supporting our customers and the continued
development of our new products.  2010 investment is currently planned at $32.0 million.

55,000
50,000
45,000
40,000
35,000
30,000
US$ '000

	Jun 09	Jul 09	Aug 09	Sep 09	Oct 09	Nov 09	Dec09	Jan 10	Feb 10	Mar 10	Apr 10	May 10	Jun 10
13 Months	37.657	35,933	43,088	47,918	45,789	50,133	46.879	48,846	50,516	51,631	46,221	47,989	49,462
6 Months								48,846	50,516	51,631	46,221	47,989	49,462
3 Months											46.221	47,989	49,462

Bookings Analysis – Total Xerium
3, 6 &13 Month Trend Lines
Consolidated new order bookings indicate our served market is recovering and has begun to show signs of stability after operating in a tight band since January 2010. Bookings are negatively influenced by the recent dollar/Euro exchange rates.

XERIUM TECHNOLOGIES, INC.

40,000
35,000
30,000
25,000
20,000
15,000
10,000
US$ '000

	Jun 09	Jul 09	Aug 09	Sep 09	Oct 09	Nov 09	Dec 09	Jan 10	Feb 10	Mar 10	Apr 10	May 10	Jun 10
13 Months	24,305	21,476	27,176	31,779	29,466	34,825	32,960	33,360	35,580	35,812	31,253	32,072	32,673
6 Months								33,360	35,580	35,812	31,253	32,072	32,673
3 Months											31,253	32,072	32,673

Bookings Analysis – Paper Machine Clothing
3, 6 & 13 Month Trend Lines
Consolidated new order bookings indicate that PMC’s served market is recovering from 2009 levels. Q2 2010 bookings show stability at much improved levels. We continue to monitor customer inventories and currently see no accumulation of PMC. Bookings are negatively influenced by the recent dollar/Euro exchange rates.

20,000
18,000
16,000
14,000
12,000
10,000
US$ '000

	Jun 09	Jul 09	Aug 09	Sep 09	Oct 09	Nov 09	Dec 09	Jan 10	Feb 10	Mar 10	Apr 10	May 10	Jun 10
13 Months	13,352	14,457	15,912	16,137	16,333	15,308	13,919	15,486	14,936	15,818	14,968	15,917	16,789
6 Months								15,486	14,936	15,818	14,968	15,917	16,789
3 Months											14,968	15,917	16,789

Bookings Analysis – Roll Coverings
3, 6 & 13 Month Trend Lines
Consolidated new order bookings indicate the served market is recovering as June 2010 bookings are the highest seen in the last 13 months. Bookings are negatively influenced by the recent dollar/Euro exchange rates.